UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2011

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 South Lake Avenue, Suite 300, Pasadena, CA 91101		91101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 304-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company has filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation, as amended, that will implement a one-for-ten reverse split of the Company’s issued and outstanding common stock, par value $0.001 per share, effective as of November 17, 2011 at 12:01a.m. Eastern Time (such time on such date, the “Effective Time”). The Certificate of Amendment is filed herewith as Exhibit 3.1.

As a result of the one-for-ten reverse stock split (the “Reverse Stock Split”), at the Effective Time, each ten shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time will be automatically combined into and become one share of Company common stock. Also, as a result of the Reverse Stock Split, at the Effective Time, the per share exercise price of, and the number of shares of common stock underlying Company stock options, warrants, Series A Preferred and any common stock based equity grants outstanding immediately prior to the Effective Time will be automatically proportionally adjusted, based on the one-for-ten split ratio, in accordance with the terms of such options, warrants or other common stock based equity grants as the case may be. The Reverse Stock Split will not affect the Company’s total authorized capital. No fractional shares of common stock will be issued in connection with the reverse split. Stockholders will instead receive cash payment in lieu of any fractional shares.

Item 9.01 Financial Statements and Exhibits

The following Exhibit is filed as part of this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2011	ARROWHEAD RESEARCH CORPORATION

	By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation